Exhibit 99.1

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Refinances $544 Million Cross-collateralized Mortgage
New York, NY, November 16, 2017 - Urban Edge Properties (NYSE:UE) (the “Company”) has completed 16 individual, non-recourse mortgage financings totaling $663 million. The new mortgages have a weighted average interest rate of 4.0% with a weighted average term to maturity of 10 years.

Proceeds were used to defease and prepay the Company's $544 million, 4.2% mortgage cross-collateralized by 39 assets scheduled to mature in 2020. The Company generated $80 million of additional cash proceeds net of all refinancing costs.

The Company has a strong and liquid balance sheet with $460 million of cash, a $600 million undrawn line of credit, approximately $1.5 billion in unencumbered asset value, a 23% net debt to total capitalization ratio and a 4.7x net debt to adjusted EBITDA ratio.

The Company’s total debt is now limited to 31 individual non-recourse mortgages totaling $1.5 billion. The average rate on these mortgages is 4.0% with a weighted average term to maturity of approximately eight years. There is no debt maturing until 2021.

The Company will record a $31 million charge related to the early debt extinguishment in the fourth quarter of 2017.

ABOUT URBAN EDGE PROPERTIES
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 90 properties totaling 16.7 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company’s ability to complete its active development, redevelopment and anchor repositioning projects, the Company’s ability to pursue, finance and complete acquisition opportunities, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the Company's ability to achieve the estimated unleveraged returns for such projects and acquisitions.

For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2016, and the other documents filed by the Company with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.